EXHIBIT 4.2.3

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                               AMBIENT CORPORATION

                          COMMON STOCK PURCHASE WARRANT

            1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by AMBIENT CORPORATION, a Delaware corporation (the "Company"), ENGLEWOOD HOLDING, INC or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on February 28, 2002 (the "Expiration Date"), One Million Three Hundred Thousand (1,300,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of One Dollar ($1.00), subject to further adjustment as set forth herein.

            2. Exercise of Warrants.

                  2.1 General. This Warrant is exercisable in whole or in part at any time and from time to time at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, by means of tendering this Warrant Certificate to the Company. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                  2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, in no event (except while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation, to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares

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of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

            3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

            4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

            5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            6. Protection Against Dilution.

                  6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.


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A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation (other than nominal non-material compensation) for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (a) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (b) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (i) the Reserved Spin Off Shares multiplied by (ii) a fraction, of which (x) the numerator is the amount of the Outstanding Warrants then being exercised, and (y) the denominator is the amount of the Outstanding Warrants.

            7. Transfer to Comply with the Securities Act; Registration Rights.

                  7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  7.2 Registration Rights. (a) The Company hereby grants to the Holder piggyback registration rights with respect to the Warrant Shares. In the event the Company is filing a Registration Statement for itself or on behalf of any of its shareholders, the Company shall notify the Holder in writing reasonably in advance of such filing (but at least five business days) and give the Holder the opportunity to include all or any party of the Warrant Shares (whether or not previously issued, to the extent permissible under the Act or any regulation promulgated thereunder. Upon the Holder's notification that the Holder desires to have all or any portion of the Warrant Shares included in such registration, the Company shall, at no cost or expense to the Holder, include or cause to be included in such registration statement the Warrant Shares so identified by the Holder. The Company's obligations under the foregoing provisions of this Section 7.2 will be satisfied by


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

the inclusion of the Warrant Shares in the Registration Statement contemplated by that certain Registration Rights Agreement, dated as of February 17, 2000 (the "Registration Rights Agreement"), to which the Company and certain purchasers of the Company's 10% Convertible Debentures are parties, provided such Registration Statement is declared effective and remains effective for the term contemplated in the Registration Rights Agreement.

                  (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have demand piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock, the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7.2(b) are subject to the following conditions:

      (x) under no circumstances will the Aggregate Remaining Warrant Shares (as defined below) included in such registration statement exceed twenty percent (20%) of the all the shares (including the Aggregate Remaining Warrant Shares) included in such registration statement; and

      (y) if there is a managing underwriter of the offering of shares referred to in the registration statement and such managing underwriter advises the Company in writing that the number of shares proposed to be included in the offering will have an adverse effect on its ability to successfully conclude the offering and, as a result, the number of shares to be included in the offering is to be reduced, the number of Remaining Warrant Shares of the Holder which were to be included in the registration (before such reduction) will be reduced pro rata with the number of shares included for all other parties whose shares are being registered.

The term "Aggregate Remaining Warrant Shares" means the aggregate of all Remaining Warrant Shares of the Holder and of the holders of all other Warrants originally issued pursuant to and as contemplated by the Securities Purchase Agreement, to the extent such Remaining Warrant Shares are to be included in a registration statement pursuant to this Section 7.2(b).

            8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile


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transmission or sent by certified, registered or express mail, postage pre-paid.
Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                  (i)   if to the Company, to:

                        Ambient Corporation
                        270 Madison Avenue
                        New York, NY 10016
                        Attn:
                        Telephone No.: (888) 861-0205
                        Telecopier No.: (212)

                        with a copy to:

                        Baer Marks & Upham LLP.
                        805 Third Avenue
                        New York, NY 10022
                        Attn: Samuel Ottensosser Esq.
                        Telephone No.: (212) 702-5700
                        Telecopier No.: (212) 702-5941

                        and with a copy to:

                        Aboudi & Brounstein
                        3 Gavish St.
                        P.O.B. 2432
                        Kfar Saba Industrial Zone, Israel 44641
                        Attn: David Aboudi, Esq.
                        Telephone No.: (011 972 9) 764-4833
                        Telecopier No.: (011 972 9) 764-4834

                  (ii)  if to the Holder, to:

                        ENGLEWOOD HOLDING, INC.


                        Telephone No.: (     )
                        Telecopier No.: (     )


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                        with a copy to:

                        Krieger & Prager,  LLP.
                        Suite 1440
                        39 Broadway
                        New York, New York 10006
                        Attn: Sam Krieger, Esq.
                        Telecopier No.  (212) 363-2999
                        Telephone No.: (212) 363-2900

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

            9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

            10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

            11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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            12. Descriptive Headings. Descriptive headings of the several
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the17th day of February 2000.


                                    AMBIENT CORPORATION

                                    By:_________________________________
                                         Name:
                                         Its:

Attest:


------------------------
Name:
Title:


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                         NOTICE OF EXERCISE OF WARRANT

      The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ___________________, 200_, to purchase ________ shares of the Common Stock, par value $.001 per share, of AMBIENT CORPORATION and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

      Please deliver the stock certificate to:


Dated:______________________


____________________________
[Name of Holder]


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

By:_________________________


|_| CASH: $ _______________________


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